Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

I, James P. McClintock, hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

The accompanying Quarterly Report on Form 10-Q for the nine months ended December 31, 2004, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.

Date: February 9, 2005

/S/ James P. McClintock
James P. McClintock
President and Chief Operating Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this report or as a separate disclosure document.